UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 8, 2006

A.C. Moore Arts & Crafts, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	000-23157 (Commission File Number)	22-3527763 (IRS Employer Identification No.)

130 A.C. Moore Drive, Berlin, NJ (Address of principal executive offices)	08009 (Zip Code)

Registrant’s telephone number, including area code (856) 768-4930

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 8, 2006, A.C. Moore Arts & Crafts, Inc. and its wholly-owned subsidiaries (the “Company”) entered into an interest rate swap transaction with Wachovia Bank, N.A., the lender on the Company’s two mortgages dated October 28, 2003 relating to its corporate offices and distribution center. The two mortgages originally totaled an aggregate of $30.0 million, $22.5 million payable over 15 years (“Mortgage No. 1”) and $7.5 million (“Mortgage No. 2”) payable over seven years. As of December 1, 2006, $19.3 million was outstanding on Mortgage No. 1 and $5.2 million was outstanding on Mortgage No. 2.

Under the original loan agreement, Mortgage No. 1 accrued interest at a rate per annum equal to one-month LIBOR plus a margin ranging from 95 basis points to 135 basis points depending on the debt service coverage and current ratios. Mortgage No. 2 accrued interest at a rate per annum equal to one-month LIBOR plus a margin ranging from 85 to 125 basis points depending on the debt service coverage and current ratios. The loan agreement permitted the Company to fix the interest rates on the mortgages at any time.

Pursuant to the interest rate swap transactions, the Company fixed the interest rates as follows:

•	Mortgage No. 1. Interest rate fixed at 5.77%.
•	Mortgage No. 2. Interest rate fixed at 5.72%.

The interest rate swaps were each effected as of November 1, 2006. The Amended and Restated Swap Transaction Confirmations, each signed on December 8, 2006 and effective as of November 27, 2006, are attached as Exhibits 10.1 and 10.2. This summary is not intended to be complete and is qualified in its entirety by reference to these confirmations, each of which is incorporated by reference into this Item 1.01.

Item 2.05	Costs Associated with Exit or Disposal Activities.

Management previously indicated during the Company’s earnings call on October 20, 2006 that it was in the process of reviewing whether to close one store during the fourth quarter of 2006. The Company regularly reviews store performance and future prospects to identify underperforming locations and assess closure of those stores that are no longer strategically or economically viable. On December 11, 2006, management of the Company approved a plan to close the A.C. Moore store located in Birmingham, Alabama due to failure to meet sales and profit expectations over a sustained period of time. The Company will close the Birmingham, Alabama store for business on December 31, 2006.

The Company is currently unable to estimate the following in connection with this closure:

•	the amounts or range of amounts expected to be incurred for the major types of cost,
•	the total amount or range of amounts expected to be incurred, and
•	the amount or range of amounts of the charge that will result in future cash expenditures.

The Company will file an amended report on Form 8-K under Item 2.05 within four business days after it makes a determination of each such estimate or range of estimates.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Swap Transaction Confirmation, signed on December 8, 2006 and effective as of November 27, 2006.

10.2	Amended and Restated Swap Transaction Confirmation, signed on December 8, 2006 and effective as of November 27, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.C. MOORE ARTS & CRAFTS, INC.
Date: December 14, 2006	By:	/s/ Amy Rhoades

		Name:	Amy Rhoades
		Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Swap Transaction Confirmation, signed on December 8, 2006 and effective as of November 27, 2006.

10.2	Amended and Restated Swap Transaction Confirmation, signed on December 8, 2006 and effective as of November 27, 2006.